UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2023

VERTEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39413	23-2081753
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2301 Renaissance Blvd.
King of Prussia, Pennsylvania 19406

(Address of principal executive offices) (Zip Code)

(800) 355-3500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	VERX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 13, 2023, Vertex, Inc. (the “Company”) announced that it has commenced a public tender offer for 100% of the shares of Pagero Group AB (publ) (“Pagero”). The Company intends to finance the acquisition of Pagero (the “acquisition”) by a combination of the issuance of a new series of Convertible Preferred Stock and warrants (each as defined below) to Silver Lake Alpine II, L.P. (together with its designated affiliates, “Silver Lake” or, the “Purchaser”), proceeds from its existing undrawn revolving credit facility and cash on hand.

Convertible Preferred Stock Transaction

On December 12, 2023, the Company and Silver Lake entered into an investment agreement (the “Investment Agreement”) pursuant to which the Company has agreed to issue 500,000 shares of 11.75% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) and warrants (the “warrants”) to purchase 2,500,000 shares of the Company’s Class A Common Stock, $0.001 par value per share (the “Class A Common Stock”), to Silver Lake for an aggregate purchase price of $491,250,000. The issuance of the Convertible Preferred Stock and warrants is expected to take place shortly prior to the closing of the acquisition.

The issuance of the Convertible Preferred Stock and warrants pursuant to the Investment Agreement is subject to customary closing conditions for transactions of this type, including that the tender offer for the shares of Pagero has been declared unconditional and the accuracy of certain representations and warranties.

Terms of the Convertible Preferred Stock and Warrants

The Convertible Preferred Stock will rank senior to the Class A Common Stock and the Company’s Class B Common Stock, par value $0.001 per share (together with the Class A Common Stock, the “Common Stock”), with respect to dividends and distributions and on liquidation, winding-up, and dissolution. Upon a liquidation, dissolution, or winding up of the Company, each share of Convertible Preferred Stock will be entitled to receive an amount per share equal to the greater of (i) the “Liquidation Preference” (as defined in the Certificate of Designations governing the terms of the Convertible Preferred Stock (the “Certificate of Designations”), which is included as an exhibit to the Investment Agreement) (including any accrued dividends thereon) and (ii) the amount that the holder of Convertible Preferred Stock would have been entitled to receive at such time if the Convertible Preferred Stock were converted into Class A Common Stock.

Each share of Convertible Preferred Stock has an initial Liquidation Preference of $1,000, and dividends on the Convertible Preferred Stock will accumulate at a rate of 11.75% per annum and be added to, and become part of, the Liquidation Preference, compounding quarterly. The Convertible Preferred Stock will be convertible into Class A Common Stock at an initial conversion price equal to a 20% premium to the volume weighted average trading price of the Class A Common Stock over the period from December 6, 2023 to December 19, 2023 (the “Conversion Price”), but in any event no lower than $32.50 and no higher than $37.50. The Conversion Price is subject to customary anti-dilution adjustments as set forth in the Certificate of Designations, including in the event of any stock split, stock dividend, recapitalization or similar events. The warrants will be exercisable by Silver Lake at the exercise price equal to Conversion Price and will expire on the eighth anniversary of the issuance. Pursuant to the terms of the Certificate of Designations and the warrants, unless and until approval of the Company’s stockholders is obtained as contemplated by Nasdaq listing rules (the “Stockholder Approval”), the Company may not settle any conversion, redemption or repurchase of the Convertible Preferred Stock or exercise of the warrants in shares of Class A Common Stock, in each case, if, and solely to the extent that, such settlement would result in the holder beneficially owning in excess of 19.9% of the then-outstanding Common Stock. The Company has agreed to seek the Stockholder Approval at its next annual meeting.

At any time following the fourth anniversary of the initial issuance of the Convertible Preferred Stock and prior to the seventh anniversary of such issuance (the “Conditional Redemption Period”), the Company may redeem any or all of the Convertible Preferred Stock if, and only if, the volume weighted average trading price of the Class A Common Stock exceeds 200% of the then-applicable Conversion Price on (i) each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the trading day immediately preceding the date the Company notifies the holders of Convertible Preferred Stock of the election to redeem (the “Redemption Notice Date”) and (ii) each of the three trading days immediately preceding the Redemption Notice Date. Following the seventh anniversary of the initial issuance of the Convertible Preferred Stock, the Company may redeem any or all of the Convertible Preferred Stock at any time. In each case, the holders of the Convertible Preferred Stock at the time of any redemption shall have the right to convert such Convertible Preferred Stock prior to such redemption. The redemption price for the Convertible Preferred Stock will be the greater of (i) the then-current Liquidation Preference (including accrued dividends thereon) and (ii) the as-converted value at such time. The Company is required to settle at least 90% of the redemption price in cash.

In addition, subject to certain exceptions, a holder of the Convertible Preferred Stock will have the right to require the Company to repurchase any or all of such holder’s Convertible Preferred Stock at any time on or after the sixth anniversary of the initial issuance of the Convertible Preferred Stock at a price equal to the greater of (i) the then-current Liquidation Preference (including accrued dividends thereon) and (ii) the as-converted value at such time, with at least 20% of the repurchase price to be paid in cash. Furthermore, if the Company undergoes a “Fundamental Change” (as defined in the Certificate of Designations), holders may require the Company to repurchase for cash all or part of outstanding Convertible Preferred Stock at a price equal to the greater of (i) the then-current Liquidation Preference (including dividends that would accrue through the seventh anniversary of the initial issuance of the Convertible Preferred Stock) and (ii) the as-converted value at such time (after giving effect to any make-whole adjustment pursuant to the Certificate of Designations); provided, however, that a holder may elect to convert any or all of such holder’s Convertible Preferred Stock prior to a Fundamental Change repurchase.

If after the issuance of the Convertible Preferred Stock the acquisition does not close within ten business days or the Company terminates the tender offer, the Company will be obligated to redeem all of the Convertible Preferred Stock at a price equal to the Liquidation Preference plus all accrued and unpaid dividends to, but excluding, such date of redemption.

Following the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the holders of the Convertible Preferred Stock will be entitled to vote on an as-converted basis with the holders of the Class A Common Stock on all matters. In addition, the approval of holders of a majority of the outstanding voting power of the Convertible Preferred Stock will be required for certain actions, including, among others: (i) dividends or distributions in excess of $50 million or repurchases of Common Stock; (ii) incurrence of additional debt that would exceed certain thresholds; (iii) any merger that may have an adverse effect on the Convertible Preferred Stock; (iv) acquisitions or dispositions in excess of $350 million in the aggregate; (v) additional issuances of preferred stock; and (vi) non-ordinary course affiliate transactions.

The Company has also agreed that for so long as Silver Lake beneficially owns the Convertible Preferred Stock and/or Class A Common Stock in an amount equal to at least 75% of the shares of Class A Common Stock issuable upon conversion of the Convertible Preferred Stock initially issued as of the issue date (exclusive of amounts optionally redeemed by the Company), or at least 20% of such shares (inclusive of amounts optionally redeemed by the Company), it shall have the right to appoint one director to the Company’s board of directors.

Additional Agreements

The Company has also granted Silver Lake customary resale, demand and piggyback registration rights with respect to the Convertible Preferred Stock, warrants and shares of Class A Common Stock issuable upon conversion or exercise of the Convertible Preferred Stock and warrants, respectively, as well as Class A Common Stock acquired by Silver Lake in the future. In addition, if in the first two years following the initial issuance of the Convertible Preferred Stock the Company intends to issue new equity securities in a private placement, then Silver Lake will have the right to participate in such equity offering, subject to certain exceptions.

Silver Lake has agreed to certain transfer restrictions and standstill provisions, in each case subject to customary exceptions. Among other things, Silver Lake has agreed not to transfer any Convertible Preferred Stock, warrants or shares of Class A Common Stock issuable upon conversion or exercise of the Convertible Preferred Stock and warrants, respectively, to the Company’s competitors or significant stockholders and, for the first two years following the initial issuance of the Convertible Preferred Stock, to any other person other than, among other exceptions, to its affiliates or pursuant to a bona fide pledge.

Third Amendment to Credit Agreement

On December 12, 2023, the Company and PNC Bank, National Association, as administrative agent, and the lenders party thereto, entered into the Third Amendment to Credit Agreement (the “Third Amendment”), which amended the Credit Agreement by and among the Company, the guarantors party thereto, PNC Bank, National Association, and the lenders party thereto, dated as of March 31, 2020 (the “Credit Agreement”), providing for, among other things: (i) revised (x) pricing terms to increase margin by 50 basis points and (y) other pricing terms to be used in calculating various fees under the Credit Agreement; (ii) modifications to certain covenants and events of default; (iii) revised amortization of the term loan; and (iv) certain other technical amendments in relation to the transactions contemplated by the Investment Agreement.

The foregoing descriptions of the terms of the Investment Agreement and the Third Amendment are qualified in their entirety by reference to the full texts of the Investment Agreement (including the exhibits thereto) and the Third Amendment (including the Credit Agreement attached thereto as Exhibit A), copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

As described in Item 1.01 above, the Company has agreed to issue the Convertible Preferred Stock and warrants to Silver Lake. The offer and sale of the shares of Convertible Preferred Stock and warrants are being made in reliance an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. The information in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01. Other Events

As described in Item 1.01 above, the Company announced on December 13, 2023 that it has commenced a public tender offer for 100% of the shares of Pagero at a price of SEK 36 in cash per share, equivalent to a total tender value of approximately SEK 5.8 billion.

The acceptance period of the offer is expected to commence on or around December 15, 2023 and expire on or around January 23, 2024. An offer document is expected to be made public shortly before the commencement of the acceptance period. Assuming that the offer is declared unconditional after the acceptance period, settlement is expected to begin on or around February 1, 2024.

The offer is subject to certain regulatory approvals, the receipt of valid tenders of more than 90% of Pagero’s shares and customary closing conditions.

The per-share consideration noted above represents an approximate 71.4% premium to Pagero’s closing price on December 12, 2023, and a 77.1% premium to its prior 30-day volume-weighted average price on the same day.

This filing shall not constitute an offer to buy or a solicitation of an offer to sell any Pagero securities. The offer will be made solely pursuant to the applicable offer document, when available. The offer is not being made to holders of securities in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky, or other laws of such jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, statements about the anticipated benefits of the Pagero acquisition, the timing of completion of the Pagero acquisition and the issuance of the Convertible Preferred Stock and warrants, as well as the information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Forward-looking statements are based on Vertex management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: our ability to complete the Pagero acquisition on the currently contemplated terms or at all; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the anticipated acquisition; the costs incurred to consummate the Pagero acquisition; the possibility that the expected benefits from the acquisition will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies; disruption from the Pagero acquisition making it more difficult to maintain relationships with customers, employees, regulators, or suppliers; the diversion of management time and attention on the anticipated acquisition; adverse changes in the markets in which Vertex and Pagero operate; our ability to complete the financing for the acquisition on the contemplated terms, or at all; our ability to sustain and expand revenues, maintain profitability, and to effectively manage our anticipated growth; our ability to maintain and expand our strategic relationships with third parties; and the other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the Securities Exchange Commission (“SEC”), as may be subsequently updated by our other SEC filings. Copies of such filings may be obtained from the Company or the SEC.

All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Investment Agreement, dated as of December 12, 2023.
10.2	Third Amendment to Credit Agreement by and among Vertex, Inc., the guarantors party thereto, PNC Bank, National Association, and the lenders party, thereto, dated as of December 12, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX, INC.

Date: December 13, 2023	By:	/s/ Bryan Rowland
	Name:	Bryan Rowland
	Title:	General Counsel and Secretary